Exhibit 10.14
U.S. XPRESS ENTERPRISES, INC.

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT
This Stockholders’ Agreement (this “Agreement”) is made and entered into as of June 13, 2018 by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), and the individuals and entities listed on Appendix A hereto (the “Initial Stockholders”).
RECITALS
Each of the Initial Stockholders is a holder of shares of either the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) or the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”).  Pursuant to the Company’s Second Amended and Restated Articles of Incorporation (“Articles”): (i) Class B Common Stock is convertible at the election of the holders thereof at any time into shares of the Company’s Class A Common Stock on a one-for-one basis, and (ii) Class B Common Stock will automatically be converted into Class A Common Stock on a one-for-one basis upon certain transfers as more fully described in the Articles.
The Stockholders and the Company desire to enter into this Agreement for the purposes, among others, of limiting the manner and terms by which certain shares of the Company’s Common Stock may be transferred.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Stockholders agree as follows:
ARTICLE 1
DEFINITIONS
1.1          Defined Terms.  For purposes of this Agreement, the following terms shall have the following meanings:
(a)          “Agreement” shall have the meaning assigned to it in the preamble.
(b)          “Block Trade Election Notice” shall have the meaning assigned to it in Section 3.1.
(c)          “Common Stock” shall mean the Company’s Class A Common Stock and Class B Common Stock, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of the Company’s Class A Common Stock or Class B Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company, or otherwise.
(d)          “Company” shall have the meaning assigned to it in the preamble.
(e)          “Co-Seller” shall have the meaning assigned to it in Section 3.1.

(f)           “Immediate Family Member” shall mean, with respect to any Person, such Person’s spouse, lineal descendants, father, mother, brother, or sister (natural or adopted).
(g)          “Initial Stockholders” shall have the meaning assigned to it in the preamble.
(h)          “Permitted Transferee” means a Transferee who agrees in writing to be bound by the terms of this Agreement and who is:
(i)          in the case of any Stockholder: any other Stockholder;
(ii)         in the case of any Stockholder who is a natural person: (A) an Immediate Family Member of such Stockholder, (B) any trust for the exclusive benefit of such Stockholder, or for the benefit of an Immediate Family Member of such Stockholder, (C) any corporation, limited liability company, or partnership in which the direct and beneficial ownership of all equity interests thereof is held by such Stockholder or by an Immediate Family Member of such Stockholder (or any trust for the exclusive benefit of such persons), or (D) the heirs, executors, administrators, or personal representatives upon the death of such Stockholder, or upon the incompetency or disability of such Stockholder for purposes of the protection and management of such Stockholder’s assets;
(iii)        in the case of any Stockholder that is a trust: (A) the grantor of such trust, (B) any beneficiary of such trust who is an Immediate Family Member of the grantor of such trust, or (C) any corporation, limited liability company, partnership, trust, or other entity in which all direct and beneficial ownership interests are owned by the grantor of such trust or an Immediate Family Member of the grantor of such trust; or
(iv)        in the case of any Stockholder that is a corporation, limited liability company, partnership, or other entity: any stockholder, member, or partner thereof.
(i)          “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
(j)          “Proposed Block Trade Notice” shall have the meaning assigned to it in Section 3.1.
(k)          “Registration Rights Agreement” shall mean the Registration Rights Agreement among the Initial Stockholders and the Company dated the date hereof, as the same may be amended from time to time.
(l)          “Restricted Shares” shall mean (i) those shares of Common Stock owned by the Initial Stockholders as of the date of this Agreement, (ii) those shares of Common Stock acquired by a Stockholder from any other Stockholder or Permitted Transferee, and (iii) any and all securities of the Company of any kind whatsoever issued after the date hereof in respect of, in exchange for, or upon conversion of the Common Stock described in subsections (i) and (ii) hereof, whether pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company, or otherwise. For the avoidance of doubt, shares of Common Stock issued to a Stockholder pursuant to an equity incentive plan of the Company shall not be Restricted Shares.

(m)          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(n)          “Stockholders” shall mean (i) the Initial Stockholders, and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.
(o)          “Transfer” means any direct or indirect transfer, sale, assignment, donation, pledge, hypothecation, grant of a security interest in, or other disposal or attempted disposal of all or any portion of a security or any interest or rights in a security, with or without consideration and whether voluntarily or involuntarily or by operation of law.
(p)          “Transferred” means the accomplishment of a Transfer.
(q)          “Transferee” means the recipient of a Transfer.
1.2          Rules of Construction.  For the purposes of this Agreement: (a) words (including capitalized terms defined herein) in the singular shall be considered to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be considered to include the other gender as the context requires, (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement, unless otherwise specified, (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (d) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and (e) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.
ARTICLE 2
RESTRICTIONS ON TRANSFER
2.1          General Transfer Restrictions.  No Stockholder shall Transfer Restricted Shares, except:
(a)          pursuant to any effective registration statement under the Securities Act;
(b)          to the public, through a broker, dealer, or market maker selected by the Company in its sole discretion (which selection may be conditioned, among other things, on such broker, dealer, or market maker agreeing not to loan the shares of Common Stock to any third party or take any other action to facilitate short sales of those shares of Common Stock), pursuant to the provisions of Rule 144 adopted under the Securities Act or other available exemption from registration, provided that (i) notwithstanding the volume limitations of Rule 144, until the tenth  anniversary of the date of this Agreement, no Stockholder will Transfer in the aggregate, in any calendar quarter, Restricted Shares (other than Restricted Shares received pursuant to an equity incentive plan of the Company) representing more than one-quarter of one percent (0.25%) of all Common Stock then outstanding (calculated on the basis of the aggregate number of shares of Common Stock outstanding, as contained in the then most recently available filing by the Company with the SEC), and (ii) such Stockholder shall inform any underwriters or brokers engaged by the Stockholder in connection with any such Transfer of the provisions of this Section 2.1(b);

(c)          to Permitted Transferees in accordance with the provisions of Section 2.2 hereof; or
(d)          pursuant to block trade co-sale rights in accordance with Article 3 hereof.
2.2          Permitted Transferees. The restrictions on Transfer contained in Section 2.1 of this Agreement will not apply to any Transfer to a Permitted Transferee, provided that the Permitted Transferee agrees in writing that it and its heirs, successors, and assigns shall be subject to and bound by the provisions of this Agreement. In addition, no Stockholder shall avoid the transfer restrictions of this Agreement by making one or more Transfers to a Permitted Transferee and subsequently disposing of all or any portion of such Stockholder’s interest in any such Permitted Transferee.
ARTICLE 3
CO-SALE RIGHTS IN BLOCK TRADES
3.1          Option to Participate.
(a)          If any Stockholder receives an expression of interest from a broker-dealer or other third party regarding a potential block purchase of Common Stock, that Stockholder (the “Initiating Stockholder”) shall deliver to the Company a written notice describing all the terms and conditions of the proposed block purchase, including the number of shares proposed to be purchased, the purchase price, and the identity of the proposed purchaser.
(b)          If (i) the Company receives a written notice from a Stockholder regarding a potential block purchase of Common Stock pursuant to subsection (a) hereof (a “Stockholder-Initiated Block Sale”), or (ii) the Company receives an expression of interest from a broker-dealer or other third party regarding a potential block purchase of Common Stock (a “Company-Initiated Block Sale”), then the Company shall promptly deliver to the Stockholders a written notice (a “Proposed Block Trade Notice”) describing all the terms and conditions of the proposed block purchase, including the number of shares proposed to be purchased, the purchase price, and the identity of the proposed purchaser, and notifying the Stockholders that they are eligible to sell Common Stock held by them in connection with such block purchase in accordance with this Article 3.
(c)          Each Stockholder may elect to participate in the proposed block sale by delivering a written notice (a “Block Trade Election Notice”) to the Company within two business days after receipt of a Proposed Block Trade Notice from the Company.  Each Stockholder that elects to participate in such block trade (a “Co-Seller”) may sell in the proposed transaction that number of shares of Common Stock as shall be determined in accordance with Section 3.2, at the price per share and on the terms and conditions as proposed in the Block Trade Election Notice.  Any Stockholder who fails to timely deliver a Block Trade Election Notice to the Company shall be deemed to have waived any right to participate in such block sale.

3.2          Allocations to Co-Sellers.  Subject to adjustment as provided in Section 3.3 hereof, the shares of Common Stock to be sold in the proposed block sale shall be allocated among the Co-Sellers as follows:
(a)          In a Company-Initiated Block Sale, each Co-Seller shall have the right to sell to the proposed purchaser the number of shares of Common Stock that is equal to (i) the total number of shares of Common Stock to be purchased by the proposed purchaser as specified in the Block Trade Election Notice, multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Co-Seller and the denominator of which shall be the aggregate number of shares of Common Stock owned by all Co-Sellers.
(b)          In a Stockholder-Initiated Block Sale:
(i)          the Initiating Stockholder shall have the right to sell the first ten percent (10%) of the shares to be purchased by the proposed purchaser; and
(ii)         each Co-Seller (including the Initiating Stockholder) shall have the right to sell to the proposed purchaser an amount equal to (A) ninety percent (90%) of the shares to be purchased by the proposed purchaser, multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Co-Seller, and the denominator of which shall be equal to the aggregate number of shares of Common Stock owned by all Co-Sellers.
3.3          Block Sale Catch-Up Provisions.
(a)          An “Affected Party” is any Stockholder who for any reason (i) does not participate in a registered offering (including an initial public offering) or block sale, or (ii) participates in a registered offering or block sale but does not sell all the shares of Common Stock that such Stockholder would have been entitled to sell in such registered offering or block sale.  The number of shares of Common Stock the Affected Party would have been entitled to sell in such registered offering or block sale shall be the maximum amount determined without regard to any reduction resulting from advice of the managing underwriter of the offering, the broker-dealer effecting the block sale, or the Company’s legal counsel, that such Stockholder’s participation is not permitted or would negatively impact the offering or sale.
(b)          The shares of Common Stock withheld from sale by Affected Parties in registered offerings or block sales (assuming such Affected Parties had participated in such offerings or block sales to the maximum extent provided for in connection with those transactions) during the period of five years ending on the fifth anniversary of the Company’s initial public offering (the “Excluded Shares”) shall be rolled forward and have first priority (not subject to cutbacks, except pro rata among Affected Parties as may be required), with respect to the shares of Common Stock to be purchased in connection with any block sale.

(c)          The Excluded Shares available for application to block sales under this Section 3.3 (i) may be included in any block sale occurring after the transaction resulting in their designation as Excluded Shares, whether such block sale occurs before or after the fifth anniversary of the Company’s initial public offering, (ii) will be reduced by the amount of Excluded Shares applied to previously completed block sales of Common Stock or to registered offerings of Common Stock pursuant to Article III of the Registration Rights Agreement, and (ii) will expire on the tenth anniversary of this Agreement.
3.4          Confirmation of Block Trade Participation.  Promptly following expiration of the period for providing a Block Trade Election Notice, the Company will notify each Co-Seller of the number of shares of Common Stock to be sold by it and shall confirm the final terms of the sale to the proposed purchaser.
3.5          Transfer of Shares.  Each participating Co-Seller shall (a) deliver to the Company for delivery to the proposed purchaser one or more certificates, duly endorsed or accompanied by duly executed stock powers, which represent the number of shares of Common Stock the Co-Seller is able to sell pursuant to this Article 3, or (b) if such shares of Common Stock are uncertificated, instruct the Company to effect the transfer of such shares of Common Stock to the proposed purchaser by book entry in the Company’s records. The stock certificates which each Co-Seller delivers to the Company shall be transferred by the Company to the proposed purchaser or broker-dealer facilitating such block trade, in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Block Trade Election Notice, and the Company shall promptly thereafter remit to each participating Co-Seller that portion of the sale proceeds to which such Co-Seller is entitled by reason of its participation in such sale.
3.6          Representations and Warranties.  In connection with a sale of Common Stock pursuant to this Article 3, each Co-Seller shall make reasonable and customary representations and warranties regarding such Co-Seller’s ownership of and authority to transfer such Common Stock and the absence of any liens or other encumbrances on such Common Stock.
3.7          Transaction Expenses.  Each Co-Seller participating in a sale pursuant to this Article 3 shall pay its pro-rata share (based on the total number of shares of Common Stock to be sold) of the expenses incurred in connection with such sale and shall be obligated to join on a pro-rata basis (based on the total number of shares of Common Stock to be sold) in any indemnification or other obligations provided in connection with such sale, provided, however, that no Co-Seller shall be obligated in connection with such sale to agree to indemnify or hold harmless the purchaser with respect to an amount in excess of the net proceeds paid to such holder in connection with such sale.
3.8          Withdrawal of Election.  At all times prior to consummation of a sale or entry by a Co-Seller into a binding agreement with respect to a block trade under this Article 3, such Co-Seller shall be free to withdraw its Block Trade Election Notice to participate in such sale of Common Stock. The Company shall have no liability to any Stockholder if any sale proposed to be made pursuant to this Article 3 is not consummated.

ARTICLE 4
MISCELLANEOUS
4.1          Legends on Certificates.
(a)          Each certificate representing Restricted Shares shall (unless otherwise permitted by the provisions of this Agreement) bear legends substantially similar to the following (in addition to any legend required under applicable state securities laws), and a comparable notation or other arrangement will be made with respect to any uncertificated Restricted Shares:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.
THE SALE, TRANSFER OR PLEDGE OF THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES, AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
(b)          The Company shall reissue certificates without all or such portion of the legends set forth above at the request of any Stockholder if such Stockholder shall have obtained an opinion of counsel at its expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Restricted Shares proposed for Transfer may lawfully be Transferred without registration, qualification or legend.
4.2          Securities Act Compliance and Trading Guidelines.
(a)          The Stockholder acknowledges and agrees that it will not Transfer any Restricted Shares pursuant to this Agreement or otherwise if, in the opinion of counsel for the Company, such Transfer requires registration under the Securities Act.
(b)          Nothing in this Agreement shall be construed to waive any other limitations on Transfers of Common Stock that may apply to any Stockholder under (i) any insider trading guidelines adopted by the Company, as the same may be amended from time to time, or (ii) any applicable federal or state laws or regulations.
4.3          Improper Transfer.  Any attempt to Transfer any Common Stock which is not in accordance with this Agreement shall be null and void, and the Company shall not give any effect to such attempted Transfer in the records of the Company.

4.4          Governing Law; Proceedings and Waiver of Jury Trial.  This Agreement shall be governed in all respects by the laws of the state of Tennessee.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in Tennessee state or federal court located in Tennessee.  Each party irrevocably waives all right to trial by jury in any action or proceeding (including counterclaims) arising out of or relating to this Agreement.
4.5          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
4.6          Entire Agreement; Termination of Prior Agreements.
(a)           This Agreement constitutes the final and complete understanding and agreement among the parties with regard to the subject matter hereof.
(b)           This Agreement supersedes and replaces all prior oral or written agreements, understandings, or arrangements with respect to the subject matter of this Agreement. Upon execution of this Agreement by the parties hereto, all such prior agreements, understandings, and arrangements among any or all of the parties hereto shall be terminated and of no further force or effect.
4.7          Amendment.  This Agreement may be amended or modified only upon the written consent of the Company and Stockholders holding two-thirds (2/3) or more of all the Common Stock owned by the Stockholders at the time of such amendment.
4.8          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Stockholder, as indicated on the list of Stockholders attached hereto as Appendix A (which Appendix A shall be updated from time to time to add the names and address information for any Transferee of Restricted Shares), or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, at the Company’s headquarters address. All such notices and other written communications shall be effective three days after on the date of mailing (in the case of notices or communications sent by United States Mail as provided herein, or upon actual receipt in the case of personal or overnight courier delivery.
4.9          Severability.   In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
4.10        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.
4.11        Counterparts; Execution by Facsimile Signature.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by electronic signature(s).
4.12        Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the undersigned have executed this Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

U.S. XPRESS ENTERPRISES, INC.

By:	/s/ Leigh Anne Battersby
Name: Leigh Anne Battersby
Title: Corporate General Counsel

[Signature Page to Stockholders' Agreement]

In Witness Whereof, the undersigned have executed this Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

LISA M. PATE

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate (individually)

IRREVOCABLE TRUST FBO LISA M. PATE

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Trustee

QUINN FAMILY PARTNERS, L.P.

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Managing General Partner

PATRICK QUINN NON-GST MARITAL TRUST

By:	/s/ Anna Marie Quinn
Name: Anna Marie Quinn
Title: Trustee

PATRICK QUINN GST MARITAL TRUST

By:	/s/ Anna Marie Quinn
Name: Anna Marie Quinn
Title: Trustee

[Signature Page to Stockholders' Agreement]

PATRICK QUINN GST TENNESSEE GAP TRUST

By:	/s/ Anna Marie Quinn
Name: ANNA MARIE QUINN
Title: Trustee

PATRICK BRIAN QUINN

By:	/s/ Patrick Brian Quinn
Name: Patrick Brian Quinn (individually)

IRREVOCABLE TRUST FBO PATRICK BRIAN QUINN

By:	/s/ Patrick Brian Quinn
Name: Patrick Brian Quinn
Title: Trustee

IRREVOCABLE TRUST FBO RENEE A. DALY

By:	/s/ Renee A. Daly
Name: Renee A. Daly
Title: Trustee

MAX L. FULLER

By:	/s/ Max L. Fuller
Name: Max L. Fuller (individually)

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Member

[Signature Page to Stockholders' Agreement]

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Janice B. Fuller
Name: Janice B. Fuller
Title: Member

WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name: William E. Fuller (individually)

IRREVOCABLE TRUST FBO WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Trustee

MAX FULLER FAMILY LIMITED PARTNERSHIP

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Managing General Partner

IRREVOCABLE TRUST FBO STEPHEN C. FULLER

By:	/s/ Stephen C. Fuller
Name: Stephen C. Fuller
Title: Trustee

IRREVOCABLE TRUST FBO CHRISTOPHER M. FULLER

By:	/s/ Christopher M. Fuller
Name: Christopher M. Fuller
Title: Trustee

[Signature Page to Stockholders' Agreement]

Appendix A
Stockholders
Lisa M. Pate
Anna Marie Quinn 2012 Irrevocable Trust FBO Lisa M. Pate
Quinn Family Partners, L.P.
Patrick Quinn Non-GST Marital Trust
Patrick Quinn GST Marital Trust
Patrick Quinn GST Tennessee Gap Trust
Patrick Brian Quinn
Anna Marie Quinn 2012 Irrevocable Trust FBO Patrick Brian Quinn,
Anna Marie Quinn 2012 Irrevocable Trust FBO Renee A. Daly
Max L. Fuller
Fuller Family Enterprises, LLC
William E. Fuller
Max L. Fuller 2008 Irrevocable Trust FBO William E. Fuller
Max Fuller Family Limited Partnership
Max L. Fuller 2008 Irrevocable Trust FBO Stephen C. Fuller
Max L. Fuller 2008 Irrevocable Trust FBO Christopher M. Fuller

Back to Form 10-Q